EXHIBIT 10.28

Third Amendment to
Dameris Senior Executive Agreement

RECITALS

On Assignment, Inc. (the “Company”) and Peter Dameris (“Executive”) have entered into a Senior Executive Agreement dated November 4, 2009 (as amended on March 30, 2010 and December 31, 2010) (the “Employment Agreement”).  The Company and Executive desire to amend certain provisions of the Employment Agreement pursuant to this Third Amendment to the Senior Executive Agreement (the “Amendment”), dated March 8, 2011.  For good and valuable consideration, receipt of which is hereby acknowledged by both the Company and Executive, the Company and Executive hereby amend the Employment Agreement as follows:

AMENDMENT

1.	Section 1(b)(iii)(A) of the Employment Agreement of the Employment Agreement is deleted and replaced in its entirety by the following:

“(A)           Positive EBITDA Awards.  During the first ninety days of each of calendar years 2010, 2011 and 2012, subject to Section 1(b)(iii)(D) and Section 1(b)(iii)(F)(3) below, the Company shall grant to Executive under a Plan a number of restricted stock units (“RSUs”) or restricted shares (as determined by the Company at the time of grant) determined by dividing $800,000 by the Fair Market Value (as defined in the applicable Plan) (“Fair Market Value”) of a share of the Company’s common stock as of January 2 of the calendar year in which such award is granted (or, if January 2 is not a Business Day (as defined below), the first Business Day thereafter) (such awards, the “PEA Grants”), subject to Executive’s continued employment with the Company through the applicable grant date.  Each PEA Grant shall vest, subject to Sections 1(b)(iii)(E) and (F) below, on February 1 of the calendar year immediately following the year in which such PEA Grant is made (any date on which a PEA Grant vests, a “PEA Vesting Date”), subject to (i) the Company attaining positive EBITDA (as defined below), as determined by the Compensation Committee, during the thirteen-month period beginning on January 1 of the year of grant, and (ii) Executive’s continued employment with the Company through the applicable February 1 vesting date, provided, that with respect to the PEA Grants made during calendar years 2011 and 2012, the relevant performance period shall instead be the twelve-month period beginning on January 1 of the year of grant and the relevant PEA Vesting Date shall instead be January 1 of the calendar year immediately following the year in which such PEA Grant is made.  If PEA Grants are made in the form of RSUs, any such PEA Grants that vest in accordance herewith shall be settled in whole shares of Company common stock as soon as practicable after the applicable PEA Vesting Date, but in no event later than the March 15 immediately following the applicable PEA Vesting Date, with the actual settlement or payment date determined in the Company’s sole discretion.”

2.	Section 1(b)(iii)(B) of the Employment Agreement of the Employment Agreement is deleted and replaced in its entirety by the following:

“(B)           EBITDA Target Awards.  During the first ninety days of each of calendar years 2010, 2011 and 2012, subject to Section 1(b)(iii)(D) and Section 1(b)(iii)(F)(3) below, the Company shall grant to Executive under a Plan a number of RSUs or restricted shares (as determined by the Company at the time of grant) determined by dividing $500,000 by the Fair Market Value of a share of the Company’s common stock as of January 2 of the calendar year in which such award is granted (or, if January 2 is not a Business Day, the first Business Day thereafter) (the “ETA Grants”), subject to Executive’s continued employment with the Company through the applicable grant date.  The Compensation Committee shall establish in writing an EBITDA target applicable to each ETA Grant during the first ninety days of the calendar year in which such ETA Grant is made (and, in any event, upon or prior to making such grant).  The ETA Grants shall vest, subject to Sections 1(b)(iii)(E) and (F) below, as to 50% of the ETA Grant multiplied by the applicable ETA Performance Percentage (as defined below) on February 1 of each of the first two calendar years immediately following the year of grant, subject, in each case, to Executive’s continued employment through such date (any date on which an ETA Grant vests, an “ETA Vesting Date”), provided, that with respect to the ETA Grants made during calendar years 2011 and 2012, the relevant ETA Vesting Date shall instead be January 1 of each of the first two calendar years immediately following the year of grant, subject, in each case, to Executive’s continued employment through such date.  The “ETA Performance Percentage” with respect to each ETA Grant shall mean (i) zero if the applicable EBITDA target is attained at less than 80%, (ii) 50% if the applicable EBITDA target is attained at 80%, (iii) 100% if the applicable EBITDA target is attained at 100% or greater, and (iv) a linear pro ration between 50 – 100% if the applicable EBITDA target is attained between 80% - 100%  (for example, the ETA Performance Percentage will equal 87.5% upon attainment of 95% of the applicable EBITDA target).  If ETA Grants are made in the form of RSUs, any such ETA Grants that vest in accordance herewith shall be settled in whole shares of Company common stock as soon as practicable after the applicable ETA Vesting Date, but in no event later than the March 15 immediately following the applicable ETA Vesting Date, with the actual settlement date determined in the Company’s sole discretion.”

3.	Section 1(b)(iii)(F)(1)(a) of the Employment Agreement is deleted and replaced in its entirety by the following:

“(a)           PEA Grants.  PEA Grants that have vested but have not been settled or paid as of the date of a Qualifying Termination shall be settled or paid (if applicable) as soon as practicable after the Date of Termination, but in no event later than the March 15 immediately following such Date of Termination.  PEA Grants that have not vested as of the Date of Termination shall remain outstanding and eligible to vest (without the requirement of continued employment beyond such termination) on a pro-rated basis upon the February 1 immediately following the Date of Termination, or, with respect to the PEA Grants made during calendar years 2011 and 2012, the January 1 immediately following the Date of Termination.  PEA Grants shall vest upon and, in the case of RSUs, be settled, as soon as practicable after, such February 1 (but in no event later than the March 15 immediately following the Date of Termination), if EBITDA during the thirteen-month period beginning on January 1 of the year of grant of the PEA Grant was positive, in an amount determined by multiplying amounts subject to the PEA Grant by a fraction, the numerator of which equals the number of days Executive was employed by the Company from January 1 of the applicable year of grant through the Date of Termination, and the denominator of which equals 396; provided, that with respect to the PEA Grants made during calendar years 2011 and 2012, the applicable vesting date shall be the January 1 immediately following the Date of Termination, the applicable performance period shall be the twelve-month period beginning on January 1 of the year of grant of the PEA Grant, and the applicable denominator shall equal 365.”

4.	Section 1(b)(iii)(F)(1)(b) of the Employment Agreement is deleted and replaced in its entirety by the following

“(b)           ETA Grants.  ETA Grants that have vested but have not been settled or paid as of the date of a Qualifying Termination shall be settled or paid (if applicable) as soon as practicable after the Date of Termination, but in no event later than the March 15 immediately following such Date of Termination.  If the performance period applicable to an ETA Grant is ongoing as of the Date of Termination, such ETA Grant shall remain outstanding and eligible to vest (without the requirement of continued employment beyond such termination) on a pro-rated basis upon the February 1 immediately following the Date of Termination (“ETA Termination Vesting Date”) and shall vest upon and, in the case of RSUs, be settled, as soon as practicable after, such ETA Termination Vesting Date (but in no event later than the March 15 immediately following such Date of Termination), in a manner determined by multiplying amounts that would be earned under such ETA Grant on such ETA Termination Vesting Date based solely on attainment of EBITDA by a fraction, the numerator of which equals the number of days Executive was employed by the Company from January 1 of the applicable year of grant through the Date of Termination, and the denominator of which equals 396; provided, that with respect to the ETA Grants made during calendar years 2011 and 2012, the applicable “ETA Termination Vesting Date” shall be the January 1 immediately following the Date of Termination, and the applicable denominator shall equal 365.  If the performance period applicable to an ETA Grant has terminated as of the Date of Termination but the vesting of a portion of the ETA Grant remains subject to continued employment, any earned component of such ETA Grant that would otherwise vest on the second February 1 following the year of grant of such ETA Grant, or, with respect to the ETA Grants made during calendar years 2011, 2012, on the second January 1 following the year of grant of such ETA Grant, based on continued employment shall instead vest in full upon the Qualifying Termination and be paid as soon as practicable following the Date of Termination, but in no event later than the March 15 immediately following such Date of Termination.”

5.	Section 1(b)(iii)(F)(4) of the Employment Agreement is deleted and replaced in its entirety by the following:

“(4)           Forfeiture of Awards.  All LTIP Awards that have not vested (a) in the case of a termination of Executive’s employment for Cause or due to Executive’s resignation other than for Good Reason, as of the Date of Termination, shall terminate as of the Date of Termination, (b) with respect to LTIP Awards other than PEA Grants and ETA Grants made during calendar years 2011 and 2012, in the case of a Qualifying Termination in which such LTIP Awards remain unvested as of the February 1 following the Date of Termination (after taking into consideration any vesting that may occur upon or following the Date of Termination as provided above or under any other agreement between Executive and Company), shall terminate as of such February 1, and, in all cases, shall be canceled without payment of consideration therefor, and (c) with respect to PEA Grants and ETA Grants made during calendar years 2011 and 2012, in the case of a Qualifying Termination in which such LTIP Awards remain unvested as of the January 1 following the Date of Termination (after taking into consideration any vesting that may occur upon or following the Date of Termination as provided above or under any other agreement between Executive and Company), shall terminate as of such January 1, and, in all cases, shall be canceled without payment of consideration therefor.  Following settlement or payment of any vested LTIP Awards, if applicable, such awards shall terminate and Executive shall have no further rights or interests in respect of such awards.”

The modifications to the Employment Agreement contained in this Amendment shall, except as expressly provided otherwise herein, take effect from and after the date of this Amendment.  Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Executive and the Company have executed this Amendment as of the date first above written.

EXECUTIVE By: /S/Peter Dameris Name: Peter Dameris Title: President On assignment, Inc. By: /S/Jeremy Jonee Name: Jeremy Jones Title: Chairman of the Board

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